Exhibit 10.28

EXECUTION VERSION

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (this “Agreement”) is made as of the 3rd day of August, 2015 by and between David Bistricer and Trapeze Inc. (each an “Indemnifying Party” and, collectively, the “Indemnifying Parties”), on the one hand, and Clipper Realty Inc., Clipper Realty L.P., and Berkshire Equity LLC and each of their respective direct and indirect subsidiaries (each an “Indemnified Party” and, collectively, the “Indemnified Parties”), on the other hand.

WHEREAS, on the date of this Agreement, pursuant to that certain Purchase/Placement Agreement, dated July 27, 2015, by and between Clipper Realty Inc. and FBR Capital Markets & Co. (the “Purchase/Placement Agreement”), the private offering of common stock by Clipper Realty Inc. (the “Offering”) contemplated under the Purchase/Placement Agreement is closing and Clipper Realty Inc. and the other Indemnified Parties are also closing a series of formation transactions under which, among other things, Clipper Realty Inc. and Clipper Realty L.P. are contributing a portion of the proceeds of the Offering to four limited liability companies (the “Predecessor LLCs”), including Berkshire Equity LLC, that own a portfolio of commercial properties (the “Initial Properties”) and Clipper Realty L.P. will replace David Bistricer as the sole managing member of the Predecessor LLCs (other than Berkshire Equity LLC), all as described in the Confidential Offering Memorandum, dated July 27, 2015, relating to the Offering; and

WHEREAS, Berkshire Equity LLC is one of the Predecessor LLCs and it owns one of the Initial Properties which is located at 250 Livingston Street, Brooklyn, New York (the “250 Livingston Street Property”); and

WHEREAS, the 250 Livingston Street Property is encumbered by a mortgage loan (the “Loan”) under which Berkshire Equity LLC is the borrower (the “Borrower”), and the lender’s consent (the “Consent”) is required as a condition to changing the managing member of the Borrower from David Bistricer to Clipper Realty L.P. in connection with the formation transactions; and

WHEREAS, as of the closing of the formation transactions on the date hereof, the Consent has not yet been received and, as a result, David Bistricer will temporarily remain the managing member of Berkshire Equity LLC until the Consent is received; and

WHEREAS, the Borrower has undertaken to obtain the Consent by October 31, 2015 and to make Clipper Realty L.P. the managing member of Berkshire Equity LLC by that time, and if the Consent is not received prior to the time when Clipper Realty L.P. becomes the managing member of Berkshire Equity LLC, the Borrower will be in breach of the Loan agreement related to the 250 Livingston Street Property, in which event the Indemnified Parties would repay, using new debt financing obtained by the Indemnified Parties or out of the proceeds of the Offering, the outstanding amount of the Loan by repaying the outstanding principal amount ($36.3 million at March 31, 2015) plus accrued interest and yield maintenance charges under the terms of the Loan agreement of approximately $5 million based on current interest rates; and

WHEREAS, the Indemnifying Parties have agreed in this Agreement to indemnify the Indemnified Parties against any losses, including the yield maintenance charges payable under the terms of the Loan agreement, relating to such repayment or refinancing.

NOW, THEREFORE, in consideration of the rights and benefits received by the Indemnifying Parties in the formation transactions referenced in the recitals above and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Indemnifying Parties and the Indemnified Parties hereto agree as follows:

1.          Definitions.

“Losses” means any and all losses, obligations, payments, costs and expenses (including but not limited to any yield maintenance charges, any other fees, charges or penalties, any reasonable attorneys’ and accountants’ fees and any other out-of-pocket costs or expenses) that are incurred or payable by any Indemnified Party (other than the payment of the outstanding principal of the Loan and the accrued interest thereon) as a result of the repayment of the Loan and the incurrence by any of the Indemnified Parties of any new mortgage debt on the 250 Livingston Street Property in connection with the repayment of the Loan or within one year thereafter.

2.          Indemnification by Indemnifying Parties.

(a)        The Indemnifying Parties hereby agree to indemnify the Indemnified Parties from and against, and promptly to reimburse the Indemnified Parties for, any and all Losses that any of the Indemnified Parties incurs, pays or becomes obligated to pay. The obligations of the Indemnifying Parties hereunder shall be several but not joint obligations, based on the following allocation of responsibility or each Loss incurred, paid or payable by any Indemnified Party:

(i)          50% of any indemnifiable Loss hereunder shall be payable by David Bistricer; and

(ii)         50% of any indemnifiable Loss hereunder shall be payable by Trapeze Inc.

(b)          Any amount payable by any Indemnifying Party hereunder shall be paid promptly by the Indemnifying Party in cash; provided, however, that if an Indemnifying Party does not pay any amount payable by such Indemnifying Party hereunder within five business days after receipt of a notice from an Indemnified Party requesting indemnification for a Loss, the Indemnified Party may, at the election of such Indemnified Party, seek direct recourse against any Class B LLC units in any Predecessor LLC, OP units in Clipper Realty L.P. or shares of common stock of Clipper Realty Inc. held by such Indemnifying Party, with the value of any Class B Units, OP units or shares of common stock to be determined by the disinterested directors of Clipper Realty Inc. using their reasonable judgment.

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(c)          In connection with the proviso in Section 2(b) above, each Indemnifying Party hereby makes, constitutes and appoints Lawrence Kreider, in his capacity as an officer of Clipper Realty Inc., with full power of substitution, as the true and lawful attorney-in-fact of the undersigned Indemnifying Party, with full power and authority, in the name and on behalf of the Indemnifying Party, to take all such actions and execute and deliver all such instruments, certificates and documents as may be necessary in order to effectuate the forfeiture of any Class B LLC units in any Predecessor LLC, OP units in Clipper Realty L.P. or shares of common stock of Clipper Realty Inc. held by such Indemnifying Party.

3.          Survival of Obligations Under this Agreement.

The obligations of the Indemnifying Parties hereunder will survive until the earlier to occur of (a) the receipt of the Consent and (b) the repayment of the Loan, out of new debt financing obtained by the Indemnified Parties or out of the proceeds of the Offering, provided that if the Loan is repaid out of the proceeds of the Offering, the obligations of the Indemnifying Parties hereunder shall survive with respect to any financing incurred by the Indemnified Parties for 180 days thereafter (the “Survival Date”). Notwithstanding the provisions of the preceding sentence, if a claim for indemnification is given by an Indemnified Party to an Indemnifying Party prior to the Survival Date, the obligations of the Indemnifying Party with respect to such indemnification claim shall survive the Survival Date until such indemnification claim and all obligations of the Indemnifying Party with respect thereto have been fully satisfied and discharged.

4.          Miscellaneous.

(a)        Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. The parties hereto acknowledge and agree that the Indemnified Parties are intended to be third party beneficiaries of this Agreement. Except as expressly provided in this Agreement, nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

(b)          Governing Law. This Agreement shall be governed by the laws of the State of New York.

(c)          Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(d)          Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e)          Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 4(e).

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(f)          Amendments and Waivers. Any term of this Agreement may be amended, terminated or waived only with the written consent of each of the parties hereto. Any amendment or waiver effected in accordance with this Section 4(f) shall be binding upon the parties.

(g)          Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

(h)          Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

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IN WITNESS WHEREOF, the Parties have executed this Indemnification Agreement as of the date first written above.

INDEMNIFYING PARTIES:

DAVID BISTRICER

/s/ David Bistricer

Address:

Email:
Fax:

TRAPEZE INC.

By:	/s/ Sam Levinson
Name: Sam Levinson
Title: Authorized Signatory

Address:

Email:
Fax:

INDEMNIFIED PARTIES:

CLIPPER REALTY INC.

By:	/s/ David Bistricer
Name:	David Bistricer
Title:	Chief Executive Officer and President

Address:

Email:
Fax:

[Signature Page to Indemnification Agreement Regarding 250 Livingston Street]

INDEMNIFIED PARTIES (cont.)

CLIPPER REALTY L.P.
By: Clipper Realty Inc., as its sole general partner

By:	/s/ David Bistricer
Name:
Title:

Address:

Email:
Fax:

BERKSHIRE EQUITY LLC

By:	/s/ David Bistricer
Name:	David Bistricer
Title:	Managing Member

Address:

Email:
Fax:

[Signature Page to Indemnification Agreement Regarding 250 Livingston Street]